UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2012

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-981-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 23, 2012, F.N.B. Corporation (the Corporation) held its Annual Meeting of Shareholders. Shareholders voted on the matters set forth below.

Proposal 1 — Election of Directors

The Corporation’s fifteen director nominees proposed by the Board of Directors were elected to serve until the 2013 Annual Meeting of Shareholders by the following vote of common shareholders:

			Broker
Director Nominee	For	Withheld	Non-Votes
William B. Campbell	95,024,023	1,702,434	20,175,997
Vincent J. Delie, Jr.	95,494,586	1,231,871	20,175,997
Phillip E. Gingerich	95,308,969	1,417,488	20,175,997
Robert B. Goldstein	92,780,948	3,945,509	20,175,997
Stephen J. Gurgovits	94,157,959	2,568,497	20,175,998
Dawne S. Hickton	93,426,271	3,300,185	20,175,998
David J. Malone	93,043,098	3,683,358	20,175,998
D. Stephen Martz	95,313,065	1,413,391	20,175,998
Robert J. McCarthy, Jr.	95,134,120	1,592,336	20,175,998
Harry F. Radcliffe	95,317,858	1,408,599	20,175,997
Arthur J. Rooney, II	95,300,091	1,426,366	20,175,997
John W. Rose	92,874,886	3,851,571	20,175,997
Stanton R. Sheetz	95,409,895	1,316,562	20,175,997
William J. Strimbu	94,911,561	1,814,895	20,175,998
Earl K. Wahl, Jr.	95,302,165	1,424,291	20,175,998

Proposal 2 – Advisory Resolution on Executive Compensation

The advisory (non-binding) resolution to approve named executive officer compensation was approved by a vote of the common shareholders of 87,533,576 shares voted for, 8,199,038 shares voted against and 993,838 abstentions. There were 20,176,002 broker non-votes for this proposal.

Proposal 3 – Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The ratification of appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2012 was approved by a vote of the common shareholders of 113,075,357 shares voted for, 3,375,373 shares voted against and 451,724 abstentions. There were no broker non-votes for this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

May 29, 2012	By:	Timothy G. Rubritz

Name: Timothy G. Rubritz
Title: Corporate Controller